Exhibit 23.2


                            CONSENT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1997 relating to the financial statements, which appears in Mallon Resources Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.




PricewaterhouseCoopers LLP

Denver, Colorado
September 21, 1999